Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Nos. 333-87667, 333-115282, 333-189055) on Form S-8 of City Holding Company of our report dated June 26, 2024, relating to our audit of the financial statements and supplemental schedule of City Holding Company 401(k) Plan and Trust, which appears in this Annual Report on Form 11-K of City Holding Company 401(k) Plan and Trust for the year ended December 31, 2023.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, VA
June 26, 2024